Exhibit 10.27

THIS ADVANCE is made on 21 March 2022 and effective as of 22 February 2022

BETWEEN

(1)

Alvogen Lux Holdings S.à r.l., société à responsabilité limitée incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B149045, having its registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg, (the “Lender”);

AND

(2)

Alvotech Holdings S.A., a société anonyme incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg trade and Companies Register under number B229193, having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg, (the “Borrower”);

each a “Party” and together the “Parties” to this Advance.

RECITALS

(A)	The Lender made an interest free advance to the Borrower of an amount of up to USD 15,000,000 on the following terms (the “Advance”):

(B)	The Parties now wish to document the terms of such Advance.

THE PARTIES HEREBY agree as follows:

1.	CONSTRUCTION

1.1	Definitions

When used in this Advance, the following terms have the following meanings:

“Borrower” has the meaning set out in the above parties section.

“BCA” means the business combination agreement dated 7 December 2021, entered into, inter alios, by the Borrower and Oaktree Acquisition Corp. II, a Cayman Island exempt company, registered with the Cayman Islands Companies Register under number 364940.

“Business Day” means any day on which banks are open for general business in Luxembourg.

“Lender” has the meaning set out in the above parties section.

“Party” and “Parties” have the meaning set out in the above parties section.

“Repayment Date” means (i) the date falling 30 Business Days after the Second Merger Effective Time under and as defined in the BCA or (ii) in the event that the Second Merger Effective Time (under and as defined in the BCA) does not occur, on the second anniversary of the date on which the Advance was made available to the Borrower.

“Second Merger Effective Time” has the meaning given to that terms in the BCA.

“TopCo” means Alvotech S.A.S., a simplified joint stock company (société par actions simplifiée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Company Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884.

1.2	Interpretation

In this Advance:

(a)	any reference to any agreement is to be construed as a reference to such agreement as it may be amended, supplemented, modified or extended from time to time, whether before or after the date hereof;

(b)	a reference to a person or persons is, where relevant, deemed to be a reference to or to include their respective successors, permitted assignees or transferees, as appropriate;

(c)	reference to clauses are references to, respectively, clauses of this Advance and reference to this Advance includes its annexes;

(d)

a reference to a law or regulation or any provisions thereof is to be construed as a reference to such law, regulation or provisions as the same may have been, or may from time to time hereafter be, amended or re-enacted; and

(e)	words denoting the singular include the plural and vice versa;

(f)	words denoting a gender also include the other gender;

(g)	words denoting persons include bodies corporate, partnerships, associations and any other organised groups of persons or entities whether incorporated or not.

1.3	Clause headings

Clause headings are for ease of reference only and shall not affect interpretation.

2.	THE ADVANCE

2.1	Advance

Subject to the terms and conditions hereinafter set forth, the Lender agrees to make available to the Borrower as of the date hereof, an advance (the “Advance”) of fifteen million U.S. Dollar (USD 15,000,000), on the terms set out in this Agreement.

2.2	Interest

The Advance shall bear no interest.

2.3	Repayment

Subject to the terms hereof, the Borrower shall repay the Advance to the Lender in cash and in full on the Repayment Date.

3.	MERGER

3.1

It is acknowledged by the Parties that at the Second Merger Effective Time, the Borrower will merge with and into TopCo, with TopCo as the surviving company (as universal successor) in the merger and shall succeed to and assume all the rights and obligations of the Borrower (including rights and obligations hereunder), as details of which are set out in the BCA.

3.2

Unless the context otherwise requires, where there is a reference in this Agreement to the Borrower, on and after the Second Merger Effective Time, it shall be deemed to include a reference to the TopCo.

4.	REPRESENTATIONS

4.1

The Lender (i) is a validly organised and existing company under the laws of the Grand-Duchy of Luxembourg, (ii) has not ceased making, or is not unable to make, payments when they fall due (en état de cessation des paiements) and is not subject to any Insolvency Proceeding and (iii) has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

4.2

The Borrower (i) is a validly organised and existing company under the laws of the Grand-Duchy of Luxembourg, (ii) has not ceased making, or is not unable to make, payments when they fall due (en état de cessation des paiements) and is not subject to any Insolvency Proceeding and (iii) has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

5.	NO WAIVER

No failure or delay of a Party to exercise any right or remedy under this Advance shall be considered, or operate as, a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

6.	AMENDMENTS

This Advance may only be amended or supplemented by a written agreement signed by all of the Parties.

7.	ASSIGNMENT

The Lender may assign and/or pledge any of its rights under this Advance without the consent of the Borrower. The Lender shall notify any such assignment to the Borrower. The Borrower may assign any of its rights under this Advance with the prior written consent of the Lender only.

8.	NOTICES

All notices and other communications under this Advance shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally to the Party to whom notice is to be given, or (ii) on the first Business Day after delivery to an international courier service, if properly addressed and all costs prepaid, to the Parties as follows:

For the Lender:	Alvogen Lux Holdings S.à r.l.
5, rue Heienhaff, L-1736 Senningerberg
Grand Duchy of Luxembourg

For the Borrower:	Alvotech Holdings S.A.
9, rue de Bitbourg, L-1273 Senningerberg
Grand Duchy of Luxembourg

Either Party may change its address for the purpose of this clause by giving the other Party written notice of its new address.

9.	SEVERABILITY

If one or more of the provisions of this Advance is or becomes invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and any invalid provision shall be deemed to be severable. Each of the Parties agrees in such case to use its best efforts to negotiate in good faith a legally valid and economically equivalent replacement provision.

10.	COSTS

Each Party shall bear its own costs, fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Advance.

11.	COUNTERPARTS

this Advance may be executed in any number of counterparts and by the Parties on separate counterparts, all of which shall together constitute one instrument.

12.	GOVERNING LAW AND JURISDICTION

This Advance shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg. The Parties irrevocably agree that any disputes arising out of or in connection with this Advance shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg.

The Parties have executed this Advance in counterparts, each Party acknowledging receipt of one copy on the date first above written.

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[Signature page - Advance]

THE LENDER

Alvogen Lux Holdings S.à r.l.

/s/ Tomas Ekman	/s/ Jung Ryun Park
By: Tomas Ekman	By: Jung Ryun Park
Title: Class A director	Title: Class B director

/s/ Robert Wessman
By: Robert Wessman
Title: Class C director

THE BORROWER

Alvotech Holdings S.A.

/s/ Robert Wessman	/s/ Tomas Ekman
By: Robert Wessman	By: Tomas Ekman
Title: Director and authorized signatory	Title: Director and authorized signatory